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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): January 21, 1998


                                  HOME BANCORP
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             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
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 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

         Attached Press Release Relative to Home Bancorp declaring cash dividend

                                  NEWS RELEASE
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Home Bancorp

132 EAST BERRY STREET - P.O. BOX 989                       Date January 21, 1998
FORT WAYNE, INDIANA 46801-0989                             Contact W. Paul Wolf
PHONE:  (219) 422-3502
FAX:  (219) 426-7027




                                  HOME BANCORP
                             Declares Cash Dividend



FORT WAYNE, Indiana, -- January 21, 1998 -- The Board of Directors of Home Bancorp (Nasdaq: HBFW) has declared a cash dividend of $0.05 per share of outstanding common stock; it was announced by W. Paul Wolf, Chairman and Chief Executive Officer. The dividend will be paid February 24, 1998 to shareholders of record on February 3, 1998. This is the eighth consecutive quarterly dividend declared by HBFW.

Home Bancorp acquired all of the shares of Home Loan Bank fsb upon its conversion from a mutual to a stock savings bank effective March 29, 1995. The Corporation sold 3,303,178 shares of common stock at $10.00 per share. Home Bancorp assets were $346 million at September 30, 1997 with net loans receivable of $284 million and the deposits consisted of $297 million.

Home Loan Bank, a community bank and member of FDIC, serves northeastern Indiana through its nine (9) retail banking offices located in Fort Wayne, New Haven and Decatur, Indiana.

/contact:  W.  Paul  Wolf,  President  of  Home  Bancorp,  219-422-3502,   (Fax:
219-426-7027)/






                       Holding Company for Home Loan Bank